UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2004

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)

2828 North Haskell Avenue, Dallas, Texas (Address of principal executive offices)	75204 (Zip code)

Registrant’s telephone number including area code: (214) 841-6111

Not Applicable
(Former name or former address if changed from last report)

ITEM 5. OTHER EVENTS.

     On April 29, 2004, Affiliated Computer Services, Inc. (the “Company”) announced that its Board of Directors has authorized a share repurchase program for the purchase of up to $750 million of its Class A common stock, effective immediately (the “Share Repurchase”).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibits referenced below and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	Affiliated Computer Services, Inc. Press Release dated April 29, 2004.

ITEM 9. REGULATION FD DISCLOSURE.

     A copy of the Company’s press release regarding the Share Repurchase is published on the Company’s web site at http://www.acs-inc.com and is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the information disclosed pursuant to this Item 9 and the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
	By:	/s/ WARREN D. EDWARDS
		Name:	Warren D. Edwards
Date: April 29, 2004		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Affiliated Computer Services, Inc. Press Release dated April 29, 2004.